Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Evolution Petroleum Corporation of our reports dated September 9, 2016, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Evolution Petroleum Corporation for year ended June 30, 2016.

/s/ Hein & Associates LLP

Hein & Associates LLP
Houston, Texas

February 16, 2017